Exhibit 5.1

July 29, 2009

Genta Incorporated
200 Connell Drive
Berkeley Heights, New Jersey 07922

RE:	Genta Incorporated, Amendment No. 4, dated as of the date hereof, to the Registration Statement on Form S-1 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Genta Incorporated, a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of up to $7,000,000 of units consisting of 70% (or $4.9 million) convertible notes convertible into shares of common stock, par value $0.001 per share (the “Notes”), 30% (or $2.1 million) shares of common stock, par value $0.001 per share (the “Shares”) and warrants to purchase shares of common stock (the “Warrants”), pursuant to the Amendment No.  4 to the Registration Statement and the Prospectus thereto (the “Prospectus”) each filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Notes will be issued under an Indenture (the “Indenture”) among the Company and U.S. Bank National Association, as trustee (the “Trustee”).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed, without independent investigation or verification, that (i) the issuance, sale, number or amount, as the case may be, and terms of the Notes, Shares and Warrants that may be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement  or instrument to which the Company is subject.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We have also assumed that for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, we are of the opinion that when the Notes and Warrants are executed by duly authorized officers of the Company, as provided in the Indenture and Warrant, and the Notes are duly authenticated by the Trustee and the Notes and Warrants are delivered by the Company as described in the Registration Statement and the Prospectus, the Notes and Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP